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                                                                   Exhibit 10.22


                               SERVICING AGREEMENT

                                      among

                          MICROFINANCIAL INCORPORATED,
                                  as Servicer,

                              MFI FINANCE II, LLC,
                                   as Issuer,

                                       and

                           WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION
                  as Indenture Trustee and as Back-up Servicer


                          Dated as of September 1, 2001
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                                TABLE OF CONTENTS

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
ARTICLE 1         DEFINITIONS....................................................................................     2
                  Section 1.01      Defined Terms................................................................     2
                  Section 1.02      Usage of Terms...............................................................     3

ARTICLE 2         SERVICER REPRESENTATIONS AND WARRANTIES........................................................     4
                  Section 2.01      Representations and Warranties of the Servicer...............................     4
                                    (a)     Organization and Good Standing.......................................     4
                                    (b)     Authorization and Binding Obligation.................................     4
                                    (c)     No Violation.........................................................     4
                                    (d)     No Proceedings.......................................................     4
                                    (e)     Approvals............................................................     4
                                    (f)     Investment Company...................................................     5
                                    (g)     Standard of Care.....................................................     5
                                    (h)     Insurance............................................................     5
                                    (i)     No Default...........................................................     5

ARTICLE 3         ADMINISTRATION AND SERVICING OF CONTRACTS......................................................     6
                  Section 3.01      Responsibilities of Servicer.................................................     6
                  Section 3.02      Servicer Standard of Care....................................................     9
                  Section 3.03      Servicer Remittances.........................................................     9
                  Section 3.04      Servicer Advances............................................................    10
                  Section 3.05      Financing Statements.........................................................    10
                  Section 3.06      Maintenance of Insurance Policy; Insurance Proceeds..........................    10
                  Section 3.07      Personal Property and Sales Taxes............................................    10
                  Section 3.08      Servicing Compensation.......................................................    11
                  Section 3.09      Substitution or Purchase of Contracts........................................    11
                  Section 3.10      No Offset....................................................................    12

ARTICLE 4         ACCOUNTINGS, STATEMENTS AND REPORTS............................................................    13
                  Section 4.01      Monthly Servicer's Reports...................................................    13
                  Section 4.02      Financial Statements; Certification as to Compliance; Notice of
                                    Default......................................................................    13
                  Section 4.03      Independent Accountants' Reports; Annual Federal Tax Lien Search.............    14
                  Section 4.04      Access to Certain Documentation and Information..............................    16
                  Section 4.05      Other Necessary Data.........................................................    16
                  Section 4.06      Indenture Trustee to Cooperate...............................................    17

ARTICLE 5         THE SERVICER...................................................................................    18
                  Section 5.01      Servicer Indemnification.....................................................    18
                  Section 5.02      Corporate Existence; Reorganizations.........................................    18
                  Section 5.03      Limitation on Liability of the Servicer and Others...........................    19
                  Section 5.04      The Servicer Not to Resign...................................................    19

ARTICLE 6         SERVICING TERMINATION..........................................................................    20
                  Section 6.01      Servicer Events of Default...................................................    20
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
                  Section 6.02      Back-up Servicer to Act; Taking of Bids; Appointment of Successor
                                    Servicer.....................................................................    22
                  Section 6.03      Notification to Noteholders..................................................    23
                  Section 6.04      Waiver of Past Defaults......................................................    23
                  Section 6.05      Effects of Termination of Servicer...........................................    23
                  Section 6.06      No Effect on Other Parties...................................................    24

ARTICLE 7         THE BACK-UP SERVICER...........................................................................    25
                  Section 7.01      Representations of Back-up Servicer..........................................    25
                  Section 7.02      Merger or Consolidation of, or Assumption of the Obligations of,
                                    Back-up Servicer.............................................................    26
                  Section 7.03      Back-up Servicer Resignation.................................................    26
                  Section 7.04      Oversight of Servicing.......................................................    26
                  Section 7.05      Back-up Servicer Compensation................................................    27
                  Section 7.06      Duties and Responsibilities..................................................    27

ARTICLE 8         MISCELLANEOUS PROVISIONS.......................................................................    28
                  Section 8.01      Termination..................................................................    28
                  Section 8.02      Amendments...................................................................    28
                  Section 8.03      GOVERNING LAW................................................................    29
                  Section 8.04      Notices......................................................................    29
                  Section 8.05      Severability of Provisions...................................................    29
                  Section 8.06      Binding Effect...............................................................    29
                  Section 8.07      Article Headings and Captions................................................    29
                  Section 8.08      Legal Holidays...............................................................    30
                  Section 8.09      Assignment for Security for the Notes........................................    30
                  Section 8.10      No Servicing Assignment......................................................    30
                  Section 8.11      Counterparts.................................................................    30
                  Section 8.12      Acknowledgment of Multiple Roles.............................................    30
                  Section 8.13      Consent to Jurisdiction......................................................    31
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Exhibit A         Form of Monthly Servicer's Report
Exhibit B         Form of Agreement Regarding Operating Account
Exhibit C         Form of Blocked Account Agreement
Exhibit D         Agreed Upon Procedures


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                               SERVICING AGREEMENT

         This SERVICING AGREEMENT, dated as of September 1, 2001 (this "Agreement"), is among MicroFinancial Incorporated, a Massachusetts corporation, as Servicer (the "Servicer"), MFI Finance II, LLC, a Delaware limited liability company, as Issuer (the "Issuer"), and Wells Fargo Bank Minnesota, National Association, a national banking association, as Indenture Trustee (in such capacity, the "Indenture Trustee") and as Back-up Servicer (in such capacity, the "Back-up Servicer").

                              PRELIMINARY STATEMENT

         The Issuer has entered into an Indenture, dated as of September 1, 2001 (the "Basic Indenture"), with the Indenture Trustee, the Back-up Servicer and the Servicer, pursuant to which the Issuer intends to cause the issuance from time to time of the Issuer's 8.00%Asset-Backed Notes (the "Notes").

         The Issuer and Leasecomm Corporation (the "Company") have entered into a Contract Acquisition Agreement dated as of September 1, 2001 (the "Contract Acquisition Agreement"), providing for, among other things, the contribution and sale, from time to time, by the Company to the Issuer of all of its right, title and interest in and to certain Contract Assets which the Issuer is and will be pledging to the Indenture Trustee, and in which the Issuer will be granting to the Indenture Trustee a security interest, as security for the Notes. As a precondition to the effectiveness of such Contract Acquisition Agreement, the Contract Acquisition Agreement requires that the Servicer, the Issuer, the Indenture Trustee and the Back-up Servicer enter into this Agreement to provide for the servicing of the Contract Assets.

         In order to further secure the Notes, the Issuer is granting to the Indenture Trustee a security interest in, among other things, the Issuer's rights derived under this Servicing Agreement and the Servicer agrees that all covenants and agreements made by the Servicer herein shall also be for the benefit of and enforceable by the Indenture Trustee and the holders from time to time of the Notes.


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                                    ARTICLE 1

                                   DEFINITIONS


         SECTION 1.01 DEFINED TERMS. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

         "ACH": The National Automated Clearinghouse System.

         "ACH Account": Any account maintained by an ACH Bank into which account shall be deposited electronic debit payments related to the Receivables.

         "ACH Bank": A bank which maintains an ACH Account.

         "Agreement": This Servicing Agreement, dated as of September 1, 2001, among the Servicer, the Issuer, the Back-up Servicer and the Indenture Trustee.

         "Back-up Servicer": Wells Fargo Bank Minnesota, National Association.

         "Blocked Account Agreement": An agreement between the ACH Bank and the Indenture Trustee, substantially in the form attached hereto as Exhibit C, with respect to control over the ACH Account.

         "Computer Tape": Any computer tape or disk prepared by the Servicer and distributed to various parties as required herein.

         "Contract Acquisition Agreement": The Contract Acquisition Agreement, dated as of September 1, 2001, between the Company and the Issuer.

         "Contract Assets": The meaning given in the Contract Acquisition Agreement.

         "Monthly Servicer's Report": The report prepared by the Servicer pursuant to Section 4.01 hereof.

         "Nonrecoverable Advance": A Servicer Advance that the Servicer determines in good faith, and in accordance with its customary servicing practices, is unlikely to be eventually repaid from Scheduled Payments made by or on behalf of the related Customer in accordance with Section 3.04 hereof.

         "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice-Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Servicer.

         "Reported Companies": The Servicer and its subsidiaries on a consolidated basis.

         "Reported Companies' Financial Statements": The Reported Companies' audited consolidated and consolidating balance sheet and income statements, consolidated statement of cashflow, auditors' opinion letters regarding audited financial statements, and all notes to the audited financial statements.

         "Servicer": MicroFinancial Incorporated unless and until the termination thereof in accordance with Article 6 hereof, then the successor Servicer appointed pursuant to Article 6 hereof.

         "Servicer Advance": The meaning set forth in Section 3.04 hereof.


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         "Servicer Default": Any occurrence or circumstance which with notice or the lapse of time or both would be a Servicer Event of Default under this Agreement.

         "Servicer Event of Default": The meaning specified in Section 6.01 hereof.

         "Servicer Standard of Care": A Standard of Care consistent with Section
3.02 hereof.

         "Servicer Termination Notice": The meaning specified in Section 6.01 hereof.

         "Servicing Officers": Those officers of the Servicer involved in, or responsible for, the administration and servicing of the Contracts, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee, the Back-up Servicer, and the Majority Holders from time to time.

         SECTION 1.02 USAGE OF TERMS.

         (a) Each capitalized term used and not otherwise defined herein has the meaning assigned to such term in the Indenture or, if not defined therein, in the Contract Acquisition Agreement.

         (b) With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender including the other genders; references to a "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; the term "including" means "including without limitation" and, unless the context requires otherwise, the term "or" means "and/or."


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
                                    ARTICLE 2

                     SERVICER REPRESENTATIONS AND WARRANTIES


         SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE SERVICER.

         The Servicer makes the following representations and warranties as of the Initial Delivery Date, except as otherwise specified below, which shall survive such date:

         (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts, with requisite power and authority to own its properties, perform its obligations under this Agreement and the other Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage.

         (b) Authorization and Binding Obligation. Each of this Agreement and any other Transaction Document to which it is a party has been duly authorized, executed and delivered by the Servicer and, assuming the due authorization, execution and delivery hereof and thereof by each other party hereto and thereto, constitutes the valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, as such enforceability may be subject to or limited by any bankruptcy, insolvency, conservatorship, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

         (c) No Violation. The entering into of this Agreement and any other Transaction Document to which it is a party and the performance by the Servicer of its obligations hereunder and thereunder, the Indenture and the Supplement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Servicer pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its articles of organization or bylaws, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such regulatory authority or other governmental agency or body is required for the Servicer to enter into and perform this Agreement and any other Transaction Document to which it is a party.

         (d) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Servicer, threatened against or affecting the Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment, which, individually or in the aggregate, involve the probability of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer and its subsidiaries, or the ability of the Servicer to perform its obligations under this Agreement and any other Transaction Document to which it is a party. The Servicer is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

         (e) Approvals. The Servicer (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially


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adversely affects the properties, business, prospects, profits or condition
(financial or otherwise) of the Servicer and its subsidiaries.

         (f) Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

         (g) Standard of Care. The Servicer has serviced the Contract Assets in a manner consistent with industry standards for contract assets similar to the Contracts and Equipment, and in any event in a prudent and commercially reasonable manner, and conducts its servicing operations in a manner consistent with industry standards for servicing of microticket leasing and financing portfolios generally.

         (h) Insurance. The Servicer maintains insurance with respect to its operations and property which is adequate and customary in light of the Servicer's operations.

         (i) No Default. No Servicer Default or Servicer Event of Default has occurred and is continuing.


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
                                    ARTICLE 3

                    ADMINISTRATION AND SERVICING OF CONTRACTS


         SECTION 3.01 RESPONSIBILITIES OF SERVICER.

         (a) The Issuer hereby appoints the Servicer, for the benefit of the Issuer and the Noteholders, to act as Servicer of the Contract Assets and, as such, the Servicer shall be responsible for, and shall, in accordance with its customary servicing procedures and Section 3.02 hereof, manage, service, administer, enforce and make collections on the Contracts, the Equipment, the Receivables and any Insurance Policies, defend the Indenture Trustee's security interest in the Contracts, Receivables and Equipment and other Collateral Granted pursuant to the Indenture against adverse claims, and sell or re-lease the Equipment upon the expiration or other termination of the related Contract (or repossession thereof without termination), each in accordance with the standards and procedures set forth in this Agreement and any related provisions of the Indenture and Contract Acquisition Agreement. The Servicer's responsibilities shall include monitoring and posting of all payments, responding to inquiries of Customers, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to the Back-up Servicer, the Indenture Trustee, the Rating Agencies and the Noteholders with respect to the Receivables, verifying, monitoring and enforcing the acquisition and maintenance of customers' insurance policies relating to the Equipment (or charging and collecting a loss and damage waiver fee in lieu thereof), providing replacement Equipment to Customers upon loss or destruction thereof, making Servicer Advances, providing appropriate federal, state and local income tax information to the Indenture Trustee for use in providing information to the Noteholders, collecting and remitting sales and property taxes to taxing authorities, and maintaining the perfected security interest of the Indenture Trustee in the Trust Estate. The Servicer (at its expense) shall have full power and authority, acting at its sole discretion, to do any and all things in connection with such managing, servicing, administration, enforcement and collection and such sale of the Equipment that it may deem necessary or desirable, including the prudent delegation of such responsibilities. Without limiting the generality of the foregoing, the Servicer shall, and is hereby authorized and empowered by the Indenture Trustee, subject to Section 3.02 hereof, to execute and deliver (on behalf of itself, the Noteholders, the Indenture Trustee or any of them) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts and any files or documentation pertaining to the Contract Assets. The Servicer also may, in its sole discretion, waive any late payment charge or penalty, or any other fees that may be collected in the ordinary course of servicing any Contract. Notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise expressly provided in this Agreement, release or waive the right to collect the Scheduled Payments (including periodic payments accrued under the terms of any Contract during the first 12 months following the Final Due Date of such Contract) or any unpaid balance on any Contract. The Issuer and the Indenture Trustee shall, at the expense of the Servicer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and the Issuer and the Indenture Trustee shall not be responsible for the Servicer's application thereof.

         (b) The Servicer shall conduct any Contract management, servicing, administration, collection or enforcement actions in the following manner:

                  (i) With respect to any Defaulted Contract, the Servicer, as agent for and on behalf of the Issuer, the Indenture Trustee and the Noteholders, shall follow such practices and procedures as are consistent with the Servicer's standards and procedures relating to its own contracts, receivables and equipment that are similar to the Contracts, Receivables and the Equipment, and, in any event, consistent with the standard of care described in Section 3.02 hereof to maximize recoveries thereon in a cost effective manner, including without limitation, the taking of appropriate actions to foreclose


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         or otherwise liquidate any such Defaulted Contract, together with the related Equipment, to collect any Guaranty Amounts, and to enforce the Issuer's rights under the Contract Acquisition Agreement. All Recoveries, Insurance Proceeds, Servicing Charges and other amounts collected in respect of any such Contract Assets by the Servicer shall be remitted to the Indenture Trustee in accordance with Section 3.03 hereof (net of amounts reimbursable to the Servicer for reasonable costs incurred by it in obtaining such Recoveries, Insurance Proceeds and Servicing Charges);

                  (ii) The Servicer may sue to enforce or collect upon Contracts as agent for the Issuer and the Indenture Trustee on behalf of the Noteholders. If the Servicer elects to commence a legal proceeding to enforce a Contract, the act of commencement shall be deemed to be an automatic conveyance of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, then the Issuer and/or the Indenture Trustee on behalf of the Noteholders shall, at the Servicer's request and expense, take such steps as the Servicer deems necessary and instructs the Issuer and/or the Indenture Trustee in writing to take to enforce the Contract, including bringing suit in its name or the names of the Noteholders, and the Issuer and the Indenture Trustee shall be indemnified by the Servicer for any such action taken. Any Contract temporarily released from the custody of the Indenture Trustee to the Servicer or its agents shall have stamped on it prior to its delivery a legend to the effect that the Contract is subject to a security interest in favor of the Indenture Trustee, and the Servicer shall promptly return all Contracts when the need therefore no longer exists;

                  (iii) The Servicer shall exercise any rights of recourse against third parties that exist with respect to any Contract in accordance with the Servicer's usual practice and, in any event, consistent with the standard of care described in Section 3.02 hereof. In exercising recourse rights, the Servicer is authorized on the Issuer's and the Indenture Trustee's behalf to reconvey the Contract to the Person against whom recourse exists to the extent necessary, and at the price set forth in the document creating the recourse. The Servicer will not reduce or diminish such recourse rights, except to the extent that it exercises such right;

                  (iv) The Servicer may not allow substitutions of Substitute Contracts that do not comply with Section 3.09 hereof, Sections 3.03 and 3.04 of the Contract Acquisition Agreement and Section 4.04 of the Indenture.

                  (v) The Servicer may waive, modify or vary any terms of any Contract or consent to the postponement of strict compliance with any such term if in the Servicer's reasonable and prudent determination such waiver, modification or postponement would not materially adversely affect the interests of the Noteholders; provided that (A) the Servicer shall not forgive any payment of rent or required termination payment, (B) the Servicer shall not permit any modification with respect to any Contract that would decrease any Scheduled Payment (including periodic payments accrued under the terms of any Contract during the first 12 months following the Final Due Date of such Contract) or required termination payment, defer the payment of any principal or interest or any Scheduled Payment, reduce the Discounted Contract Balance (except in connection with actual payments attributable to such Discounted Contract Balance), or prevent the complete amortization of the Discounted Contract Balance from occurring by the Calculation Date immediately preceding the Stated Maturity Date,
         (C) with respect with any Contract that is a Defaulted Contract, the Servicer may in connection with a final settlement, agree to any modification with respect to such Contract that would decrease any Scheduled Payment, defer the payment of any principal or interest or any Scheduled Payment, or reduce the Discounted Contract Balance, so long as (i) the Servicer determines in good faith that such modification, deferment, or reduction will maximize Recoveries available with respect to such Contract or (ii) such modification is required pursuant to a judicial order of a competent


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         jurisdiction, and (D) except as otherwise specifically provided herein, the Servicer shall not waive or modify the requirement that a Customer maintain insurance with respect to the related Equipment unless the related Contract provides for a Loss and Damage Waiver Fee. The
         Servicer shall provide the Back-up Servicer, the Majority Holders and the Indenture Trustee with an Amended Contract Schedule to the Contract Schedule reflecting any modification of any Scheduled Payment and shall report the same in the Monthly Servicer's Report;

                  (vi) The Servicer shall not consent to the termination of any Contract in connection with loss of or damage to the related Equipment unless the Customer has paid an amount not less than the Purchase Price for such Contract or, if less, the maximum amount legally collectible under the related Contract;

                  (vii) Upon termination of a Contract after payment of the last Scheduled Payment due thereunder or in the event that the Servicer in the enforcement of any Contract otherwise (A) acquires title to any item of Equipment with respect to which title was held by the Customer or (B) reclaims possession of Equipment from the Customer, the Servicer shall use its best efforts to sell or re-lease such item of Equipment on market value terms promptly and consistent with the standard of care set forth in Section 3.02 hereof. Any Insurance Proceeds, Recoveries or Residual Proceeds related thereto shall be deposited in accordance with
         Section 3.03 hereof;

                  (viii) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer or any subservicer shall exercise any right under a Contract to accelerate the unpaid Scheduled Payments, due or to become due thereunder in such a manner as to maximize the net proceeds available to the Trust Estate; provided that the Servicer shall not accelerate any Scheduled Payment unless permitted to do so by the terms of the Contract or under applicable law, and provided, further, that the Servicer shall not declare a Customer to be in default under a Contract or exercise any other remedies under such Contract based solely on a default by such Customer under any other obligation of such Customer to the Company if such Customer is not also in default under such Contract unless it concludes that declaring such default is in the best interest of the Noteholders, and provided, further, that should the Servicer declare a Customer to be in default under a Contract or exercise any other remedies under such Contract based solely on a default by such Customer under any other obligation of such Customer to the Company whether or not such Customer is also in default under such Contract in accordance with the preceding provision of this sub-paragraph (viii), then the Servicer shall use any proceeds realized pursuant to such declaration of default or other remedy first to satisfy the obligation of the Customer under such Contract and only after such obligation is satisfied in full shall the Servicer apply any of such proceeds to satisfy any other obligation of such Customer to the Company or the Issuer.

                  (ix) The Servicer shall maintain insurance with respect to its operations and property which is adequate and customary in light of the Servicer's operations; and

                  (x) The Servicer shall comply with and not modify its credit and collection policies with respect to the Contracts in any manner that would materially adversely affect the interests of the Noteholders.


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         SECTION 3.02 SERVICER STANDARD OF CARE.

         Except as otherwise specifically provided herein, in managing, administering, servicing, enforcing and making collections on the Contract Assets pursuant to this Agreement, the Servicer will follow its credit and collection policies and procedures, except as otherwise specifically required herein. To the extent this Agreement and the Servicer's credit and collection policies and procedures are silent as to a particular matter, the Servicer shall exercise the degree of skill and care consistent with industry standards for servicing of micro-ticket equipment leasing portfolios and, if no clear industry standard exists, then in a reasonable manner. Notwithstanding the foregoing, the Servicer shall not be required to incur costs or pursue any collection efforts with respect to a Defaulted Contract if it reasonably believes that the Recoveries received with respect to such Defaulted Contract will be insufficient to reimburse the Servicer for the costs and expenses incurred by it in connection therewith. The Servicer shall punctually perform all of its obligations and agreements under this Agreement and shall comply in all material respects with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder.

         SECTION 3.03 SERVICER REMITTANCES.

         (a) The Servicer, as agent of the Issuer, shall remit to the Indenture Trustee for deposit in the Collection Account (or as otherwise provided in the Indenture) by 12:00 noon (Central time) on the first Business Day of each week, the amounts described below that have been collected by the Servicer through 4:00 p.m. (Central time) on the preceding Business Day so long as such amounts in the aggregate exceed $1,000; provided that if such amounts in the aggregate are less than $1,000, the Servicer shall hold all such amounts in trust until they reach an aggregate amount of $1,000, at which time the Servicer shall remit such amounts to the Indenture Trustee in accordance with the provisions of this
Section 3.03:

                  (i) all payments made under the Contracts by or on behalf of the Customers relating to the Receivables, including, without limitation, Scheduled Payments, Servicing Charges, prepayments and periodic payments made under the terms of any Contract following the Final Due Date of such Contract , but excluding taxes received by the Servicer and paid by the Servicer directly to the applicable taxing authority prior to the applicable date of deposit for such funds;

                  (ii) all Recoveries (net of amounts reimbursable to the Servicer for costs incurred by it in obtaining such Recoveries) and all Residual Proceeds;

                  (iii) the Purchase Price of any Contract purchased by the Company or the Issuer, to the extent received by the Servicer;

                  (iv) all Guaranty Amounts; and

                  (v) all Insurance Proceeds.

         (b) The Servicer (i) shall cause amounts on deposit in the ACH Account that represent ACH debits relating to the Receivables to be transferred to the Operating Account at least weekly and (ii) within 10 days of the Delivery Date, shall cause the ACH Bank to enter into a Blocked Account Agreement with the Indenture Trustee. The Servicer shall hold in trust for the benefit of the Holders of the Notes and any amounts it receives relating to items (i) through
(v) above until such time as the Servicer transfers any such amounts to the Indenture Trustee for application in accordance with the Indenture.

         (c) Notwithstanding the foregoing, upon termination of the initial Servicer pursuant to Section 6.01(b) hereof, the Indenture Trustee shall (i) establish a lockbox account, (ii) promptly instruct the Customers to send all payments relating to Receivables directly to such lockbox account and (iii) deliver written notice in accordance with the Blocked Account Agreement to the ACH Bank thereunder instructing the ACH Bank to direct all ACH debits relating to Receivables directly to such lockbox account, and the Servicer agrees that daily sweeps of the Operating Account may commence. The Indenture Trustee shall be entitled to reimbursement for (i) any expenses associated with (a) the establishment of such lockbox and (b) the sending of the notices required to be sent under this section 3.03 and (ii) any fees required to be paid under any lockbox agreement relating to such lockbox from Section 12.02(d)(ii) of the Indenture.

         SECTION 3.04 SERVICER ADVANCES.

         Not later than 10:00 a.m. (Central time) on the Determination Date prior to each Payment Date, the Servicer shall make an advance (a "Servicer Advance") on such date by remitting to the Indenture Trustee for deposit in the Collection Account an amount equal to the Scheduled Payments or portion thereof for each Delinquent Contract which were due in the prior Due Period but not received and deposited in the Collection Account on or prior to such Determination Date; provided that such deposit shall equal the lesser of (i) the Scheduled Payments or portion thereof for each such Delinquent Contract which were due in the prior Due Period but not received and deposited in the Collection Account on or prior to such Determination Date and (ii) the shortfall, if any, between (a) the amounts on deposit in the Collection Account as of such Determination Date and (b) the amounts required to be paid on the related Payment Date pursuant to clauses (i) through (xi) of Section 12.02(d) of the Indenture; provided, that the Servicer shall not make a Servicer Advance with respect to a Contract once it has become a Defaulted Contract; and provided, further, should Wells Fargo Bank Minnesota, National Association, become the successor Servicer it shall not have any obligation to make Servicer Advances.

         SECTION 3.05 FINANCING STATEMENTS.

         The Servicer shall make all UCC filings and recordings as may be required pursuant to the terms of the Contract Acquisition Agreement and the Indenture. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, be responsible for taking such steps as are necessary to maintain perfection of the transfers and security interests provided for pursuant to the terms of the Contract Acquisition Agreement and the Indenture. Each of the Issuer and the Indenture Trustee hereby authorizes the Servicer to re-perfect or to cause the re-perfection of such security interest on its behalf as Indenture Trustee, as necessary.

         SECTION 3.06 MAINTENANCE OF INSURANCE POLICY; INSURANCE PROCEEDS.

         The Servicer shall have the obligation to verify, monitor and enforce the acquisition and maintenance of a Customer's Insurance Policies in a manner consistent with its standard practice and consistent with that practiced by other lessors in the industry with similar contracts and equipment owned or serviced by them. In the event that a Customer fails to maintain an Insurance Policy as required by the terms of the related Contract, the Servicer shall procure and maintain such insurance in an amount not less than the amount required by such Contract. The Servicer may satisfy its obligations under this
Section 3.06 by (i) providing for a Loss and Damage Waiver Fee, (ii) obtaining "forced placed insurance" and charging the Customer therefor or (iii) maintaining a blanket insurance policy covering all of the Equipment. Any Insurance Proceeds shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to Section 3.03.

         SECTION 3.07 PERSONAL PROPERTY AND SALES TAXES.

         The Servicer shall cause to be paid, on behalf of the Issuer, all personal property, sales and use taxes on or with respect to the Equipment, or the acquisition or leasing thereof, as and when such taxes become due, to the extent a Customer has paid amounts to the Servicer for such taxes (computing by first allocating amounts collected under a Contract to tax reimbursements or payments due from the Customer and then to other amounts due under the applicable Contract). The Servicer shall also cause to be filed in a timely manner any and all returns and reports required in connection with the payment of such taxes.

         SECTION 3.08 SERVICING COMPENSATION.

         (a) As compensation for the performance of its obligations under this Agreement, the Servicer shall be entitled to receive the Servicer Fee and the Additional Servicer Fee, if applicable, in the priority as set forth in Sections 12.02(d) and 6.08 of the Indenture. The Servicer Fee with respect to any Contract shall be paid monthly, commencing on the related Initial Payment Date and terminating on the first to occur of (i) the receipt of the last Scheduled Payment and related Residual Proceeds with respect to the last remaining Contract, (ii) the receipt of Recoveries and Insurance Proceeds with respect to the last remaining Contract, or (iii) the date on which the Issuer obtains a release from the Indenture Trustee for the last remaining Contract or the Issuer redeems the Notes pursuant to Article 10 of the Indenture. The Servicer Fee shall be paid to the Servicer at the times and in the priority as set forth in the Indenture. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including, without limitation, payment of the fees and disbursements of the Independent Accountants and payment of expenses incurred in connection with distributions and reports to the Indenture Trustee, the Back-up Servicer, the Rating Agencies and Noteholders and shall not be entitled to reimbursement for such expenses except as provided elsewhere herein or in the Indenture; provided that the Servicer shall be entitled to withhold its reasonable costs and expenses (including reasonable attorney's fees and out-of-pocket expenses) in connection with the realization, attempted realization or enforcement of rights and remedies upon Defaulted Contracts, in calculating the amounts received as Recoveries related to such Defaulted Contracts.

         (b) In connection with any transfer of the servicing obligations to a successor Servicer in accordance with Section 6.02 hereof, the Back-up Servicer shall be entitled to reimbursement of Transition Costs as provided therein and in the Indenture.

         SECTION 3.09 SUBSTITUTION OR PURCHASE OF CONTRACTS.

         (a) The Servicer shall not allow termination of a Contract prior to the scheduled expiration date or prepayment of any Contract (except as may be specifically required under such Contract in connection with a casualty to the related Equipment), unless (i) the Customer has paid an amount at least equal to the Purchase Price for the Contract, (ii) the Customer has paid an amount less than the Purchase Price for such Contract and such funds have been remitted to the Indenture Trustee and the Issuer has remitted to the Indenture Trustee the related Prepayment Differential, if any, to the Indenture Trustee or (iii) the Issuer has (A) obtained from the Company and Granted to the Indenture Trustee a Substitute Contract, the Receivables under such Substitute Contract and the Issuer's interest in the related Equipment and delivered to the Indenture Trustee the original executed counterpart of the Substitute Contract or (B) removed such prepaid Contract and the related Equipment from the Trust Estate by remittance of the Purchase Price to the Servicer for deposit in the Collection Account in accordance with Section 3.03 hereof; provided that removals and substitutions of Contracts pursuant to this subparagraph (a) shall comply with the requirements of Section 4.04 of the Indenture, with particular reference to
Section 4.04(d) thereof, and the criteria set forth in Section 3.04 of the Contract Acquisition Agreement.

         (b) The Servicer shall permit the Issuer to (i) remove any Defaulted Contract or Delinquent Contract from the Trust Estate by remittance by the Issuer to the Servicer, for deposit in the Collection Account in accordance with
Section 3.03 hereof, of the Purchase Price for such Contract or (ii) substitute for any Defaulted Contract or Delinquent Contract, a Substitute Contract and the Receivables under such Substitute Contract and the Issuer's interest in the related Equipment; provided that removals and substitutions of Contracts pursuant to this subparagraph (b) shall comply with the requirements of Section
4.04 of the Indenture,
with particular reference to Section 4.04(d) thereof, and the criteria set forth in Section 3.04 of the Contract Acquisition Agreement.

         (c) Notwithstanding any other provision contained in this Agreement, the Servicer shall not, with respect to a Defaulted Contract, (i) negotiate or enter into a new contract with the Customer relating to the Equipment or the Customer's obligations under such Defaulted Contract or (ii) allow the Customer thereunder to resume its rights under such Defaulted Contract, unless the Issuer has removed or made a substitution for such Defaulted Contract in the manner set forth in subsection (b) hereof.

         (d) In the event that the Company is required to repurchase or substitute a Contract pursuant to Section 3.03 of the Contract Acquisition Agreement, the Servicer shall permit such repurchase or substitution only in accordance with the terms of Sections 3.03 and 3.04 of the Contract Acquisition Agreement and Section 4.04 of the Indenture.

         SECTION 3.10 NO OFFSET.

         Prior to the termination of this Agreement, the obligations of the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset that the Servicer has or may have against the Issuer, the Indenture Trustee or any Noteholder, whether in respect of this Agreement, the other Transaction Documents, any Contract, Receivable, Equipment or otherwise.

                                    ARTICLE 4

                       ACCOUNTINGS, STATEMENTS AND REPORTS


         SECTION 4.01 MONTHLY SERVICER'S REPORTS.

         No later than 10:00 a.m. (Central time) on each Determination Date, the Servicer shall deliver the Monthly Servicer's Report to the Issuer, the Back-up Servicer and the Indenture Trustee, and, no later than 11:00 a.m. (Central time) on each Payment Date, the Indenture Trustee shall make available the Monthly Servicer's Report to each Noteholder and the Rating Agencies as provided in section 12.05 of the Indenture. Each Monthly Servicer's Report shall be substantially in the form attached hereto as Exhibit A, and shall reflect the activity in the immediately preceding Due Period. In the course of preparing the Monthly Servicer's Report, the Servicer shall seek direction from the Issuer as to remittance of any funds to be paid to the Issuer pursuant to Section 12.02(d)(xii) of the Indenture or otherwise. Contracts which have been substituted for or purchased by the Company or the Issuer shall be identified by Customer contract number on the Monthly Servicer's Report. On each Payment Date, the Servicer shall deliver to the Back-up Servicer a Computer Tape in a format acceptable to the Back-up Servicer containing the information from which the Servicer prepared the Monthly Servicer's Report, as well as any additional information reasonably requested by the Back-up Servicer prior to such Payment Date.

         SECTION 4.02 FINANCIAL STATEMENTS; CERTIFICATION AS TO COMPLIANCE; NOTICE OF DEFAULT.

         (a) The Servicer (or MicroFinancial Incorporated, if the initial Servicer is no longer the Servicer) shall deliver to the Indenture Trustee, each Noteholder, the Back-up Servicer and the Rating Agencies (and, upon the request of any Noteholder, to any prospective transferee of any Note that has executed an agreement with the Issuer and the Servicer containing terms substantially similar to those set forth in Section 4.04(f) hereof):

                  (i) within 120 days after the end of each fiscal year of the Reported Companies, a copy of the Reported Companies' Financial Statements, all in reasonable detail and accompanied by an opinion of a firm of Independent Accountants stating that such financial statements present fairly the financial condition of the Reported Companies (or, in the case of a successor Servicer, such successor Servicer's financial condition) and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such Independent Accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (ii) within 45 days after the end of each fiscal quarter, unaudited versions of the Reported Companies' consolidated and consolidating balance sheet and income statement; and

                  (iii) accompanying each set of Reported Companies' Financial Statements delivered pursuant to subsection (a)(i) above, an Officer's Certificate stating that such officer has reviewed the relevant terms of the Indenture, the Contract Acquisition Agreement and this Agreement and has made, or caused to be made, under such officer's supervision, a review of the transactions and conditions of the Reported Companies during the period covered by the Reported Companies Financial Statements then being furnished, that the review has not disclosed the existence of any Servicer Default or Servicer Event of Default or, if a Servicer Default or a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Contracts in compliance with the procedures hereof except as disclosed in such certificate;

                  (iv) immediately upon becoming aware of the existence of any condition or event which constitutes a Trigger Event, Servicer Default or a Servicer Event of Default, a written notice describing its nature and period of existence and what action the Servicer has taken or proposes to take with respect thereto;

                  (v) promptly upon the Servicer becoming aware of:

                           (A) any proposed or pending investigation of it or
                  the Issuer by any governmental authority or agency (other than those occurring in the ordinary course of business), or

                           (B) any pending or proposed court or administrative
                  proceeding which involves the probability of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer or the Issuer or the Trust Estate,

         a written notice specifying the nature of such investigation or proceeding and what action the Servicer has taken or proposes to take with respect thereto and evaluating its merits;

                  (vi) with reasonable promptness, any other data and information with respect to the Servicer or the Contract Assets which may be reasonably requested from time to time, including without limitation any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act; and

                  (vii) such other information as may be specified in the Indenture.

         (b) So long as any of the Notes are Outstanding, upon the written request of the Majority Holders or the Indenture Trustee, the Servicer shall furnish to such requesting party an Officer's Certificate, stating either (i) that such action has been taken with respect to the recording, filing, and rerecording and refiling of any financing statements and continuation statements as is necessary to maintain the interest of the Indenture Trustee for the benefit of the Noteholders created by the Indenture with respect to the Trust Estate and reciting the details of such action or (ii) that no action is necessary to maintain such interest; provided that the Servicer shall not be required to furnish more than one such Officer's Certificate annually. Such Officer's Certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Indenture Trustee for the benefit of the Noteholders in the Trust Estate until the date such next Officer's Certificate is due.

         SECTION 4.03 INDEPENDENT ACCOUNTANTS' REPORTS; ANNUAL FEDERAL TAX LIEN SEARCH.

         (a) Promptly at the end of each fiscal year, the Servicer at its expense shall cause the Independent Accountants to prepare a statement to the Back-up Servicer, the Indenture Trustee, each Noteholder and the Rating Agencies, dated as of the close of such period, to the effect that the Independent Accountants have examined the servicing procedures, manuals, guides and records of the Servicer, and the accounts and records of the Servicer relating to the Contracts and any files or documentation pertaining to the Contract Assets pursuant to the agreed upon procedures set forth in Exhibit D hereto and that, on the basis of such examination and comparison, nothing has come to the Independent Accountants' attention to indicate that the Servicer has not, during the relevant period, serviced the Contracts in compliance with such servicing procedures, manual and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar contracts owned by it and otherwise in compliance with this Agreement, that such accounts and records have not been maintained in accordance with Section 4.04 hereof, that the information contained in the Monthly Servicer's Reports does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects or in accordance with the requirements of this Agreement, except in each case for (i) such exceptions as the Independent Accountants shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement. The Servicer shall deliver to the Issuer, the Back-up Servicer, the Indenture Trustee, the Rating Agencies and each Noteholder a copy of any such statement within 120 days of the close of the relevant period. Notwithstanding the foregoing, if the Outstanding Principal Amount for all Series then Outstanding is less than $10,000,000, the Majority Holders, upon the Servicer's request, may waive the requirements of this Section 4.03(a). The parties hereto acknowledge that neither the Indenture Trustee nor the Back-up Servicer has reviewed the procedures set forth in Exhibit D hereto and the Indenture Trustee and the Back-up Servicer will have no obligation to review the content of any report required to be delivered pursuant to this
Section 4.03(a). In the event such Independent Accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 4.03, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Servicer shall deliver to the Back-up Servicer, the Indenture Trustee, the Noteholders and the Rating Agencies a copy of any such statement within a reasonable time after the close of the relevant period.

         (b) Promptly after the end of the Servicer's fiscal year, commencing with the fiscal year ending December 31, 2001, the Servicer, at its expense, shall cause a search to be conducted for any and all federal tax liens and any and all state tax liens levied or imposed by the States of Delaware, California, Florida, Texas and New York and the Commonwealth of Massachusetts and any other state in which the Issuer or the Company reorganizes ("State Tax Liens") against the Company and the Issuer as of the end of such fiscal year and shall deliver to the Company, the Issuer, the Back-up Servicer, the Indenture Trustee and each Noteholder on or before January 31 of each year, commencing January 31, 2002, an officer's certificate signed by a Servicing Officer (i) stating that there are no outstanding federal tax liens or State Tax Liens filed against any portion of the Trust Estate, the Company or the Issuer or (ii) listing the outstanding federal tax liens and State Tax Liens filed against any portion of the Trust Estate, the Company or the Issuer. In the event any such officer's certificate shall disclose any such federal tax liens or State Tax Liens, the Servicer shall promptly thereafter, satisfy or cause the satisfaction of any such federal tax liens and State Tax Liens; provided that if the initial Servicer is no longer the Servicer, (y) the Company shall provide the above described officer's certificates with respect to the Company and shall be responsible for the satisfaction of any federal tax liens and State Tax Liens against the Company and (z) the Issuer shall provide the above described officer's certificates with respect to the Issuer and shall be responsible for the satisfaction of any federal tax liens and State Tax Liens against the Issuer.

         SECTION 4.04 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION.

         (a) The Servicer shall provide to the Back-up Servicer, each Noteholder and the Indenture Trustee, or their duly authorized representatives, attorneys or accountants access to any and all documentation regarding the Trust Estate (including the Contract Schedule) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

         (b) At all times during the term hereof, the Servicer shall keep available at its principal executive office for inspection by the Indenture Trustee, the Back-up Servicer and each Noteholder a list of all Contracts then held as a part of the Trust Estate, together with a reconciliation of such list to that set forth in the Contract Schedule and each of the Monthly Servicer's Reports, indicating the cumulative addition and removal of Contracts from the Trust Estate.

         (c) The Servicer shall maintain accounts and records as to each respective Contract serviced by the Servicer that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Contract, including any payments, Insurance Proceeds, Residual Proceeds and Recoveries received or owing (and the nature of each) thereon and (ii) the reconciliation between payments made, and Insurance Proceeds, Residual Proceeds or Recoveries received on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

         (d) The Servicer shall maintain all of its computerized accounts and records so that, from the Initial Delivery Date and after each Acquisition Date and the Grant of the related Contract, Receivables and Equipment to the Indenture Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any such Contracts, Receivables or Equipment indicate clearly that the Contracts, Receivables and Equipment are owned by the Indenture Trustee for the benefit of the Noteholders. Indication of the Indenture Trustee's interest in a Contract may be deleted from or modified on the Servicer's accounts and records only after the Contract has been paid in full, replaced with a Substitute Contract or purchased by the Company or the Issuer or conveyed to the Servicer pursuant to this Agreement.

         (e) Nothing in this Section 4.04 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Customers, and the failure to provide information otherwise required by this Section 4.04 as a result of such observance by the Servicer, shall not constitute a breach of this Section 4.04.

         (f) All information obtained by the Indenture Trustee, the Back-up Servicer or any Noteholder regarding the Customers and the Contracts, whether upon exercise of its rights under this Section 4.04 or otherwise, shall be maintained by such Persons, in confidence and shall not be disclosed to any other Person, unless such disclosure shall not violate any applicable law or regulation or any proprietary rights of the Company, the Issuer or the Servicer, unless such party is ordered by a court of applicable jurisdiction to make such disclosure; provided that the Servicer and the Back-up Servicer may make disclosures with respect to any of the above matters to the Rating Agencies; provided, further, that a Noteholder may disclose such information to the extent permitted by the applicable Note Purchase Agreement.

         SECTION 4.05 OTHER NECESSARY DATA.

         (a) The Servicer shall, on request of the Back-up Servicer, the Indenture Trustee or the Majority Holders, on reasonable notice, furnish such requesting party such data necessary for the administration of the Trust Estate as can be reasonably generated by the Servicer's existing data processing systems.

         (b) Within five Business Days after the occurrence of a Servicer Event of Default, the Servicer shall provide the Indenture Trustee and the Back-up Servicer with access to the Servicer's existing data processing systems and any files or records with respect to the Contract Assets that it may have.

         SECTION 4.06 INDENTURE TRUSTEE TO COOPERATE.

         If a Contract and the related Contract Assets are permitted to be released from the lien of the Indenture under Section 4.06 of the Indenture, the Servicer shall notify the Indenture Trustee by written certification (which certification shall include a statement to the effect that all amounts which are required to be deposited in the Collection Account with respect to such Contract pursuant to Section 3.03 hereof or Section 4.04 of the Indenture have been so deposited) of a Servicing Officer and shall request delivery of the Contract to the Servicer. Upon receipt of such delivery request, the Indenture Trustee shall within seven calendar days of such request by the Servicer release such Contract to the Servicer. Upon release of such Contract, the Servicer may execute an instrument in satisfaction of such Contract and do such other acts and execute such other documents as it deems necessary to discharge the Customer thereunder and, if applicable, to release any security interest in the Equipment related thereto. The Servicer shall determine when a Contract has been paid in full. Upon the written request of a Servicing Officer and subject to the Indenture Trustee's rights to indemnity contained herein and in the Indenture, the Indenture Trustee shall perform such other acts as reasonably requested in writing by the Servicer and otherwise cooperate with the Servicer in enforcement of the rights and remedies of the Noteholders with respect to Contracts.

                                    ARTICLE 5

                                  THE SERVICER


         SECTION 5.01 SERVICER INDEMNIFICATION.

         (a) The Servicer shall indemnify and hold harmless the Indenture Trustee, the Issuer, the Back-up Servicer and the Noteholders from and against any loss, liability, claim, expense, damage or injury suffered or sustained to the extent that such loss, liability, claim, expense, damage or injury arose out of or was imposed by reason of the failure by the Servicer to perform its duties in accordance with the terms of this Agreement or are attributable to errors or omissions of the Servicer related to such duties or a breach of the representations and warranties made by the Servicer in Section 2.01 hereof; provided that the Servicer shall not indemnify any party to the extent that acts of fraud, gross negligence or breach of fiduciary duty by such party contributed to such loss, liability, claim, expense, damage or injury.

         (b) The Servicer shall not be liable for any settlement of any action or claim effected without its consent. If the Servicer has made any indemnity payments to the Indenture Trustee, the Back-up Servicer or any Noteholder pursuant to this Section and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest. The provisions of this Section 5.01 shall survive any expiration or termination of this Agreement.

         SECTION 5.02 CORPORATE EXISTENCE; REORGANIZATIONS.

         (a) The initial Servicer shall keep in full effect its existence and good standing as a corporation in the Commonwealth of Massachusetts, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable the initial Servicer to perform its duties under this Agreement, except where the failure to so qualify would not have a material adverse effect on the Trust Estate or the ability of the initial Servicer to perform its duties hereunder; provided that the initial Servicer may reorganize as a corporation in another state provided that the initial Servicer has provided to the Indenture Trustee and the Majority Holders an Officer's Certificate to the effect that (i) such action will not cause the initial Servicer to breach any obligation under this Agreement and (ii) such action would be in the best interests of the initial Servicer and would not have a material adverse effect on the Noteholders.

         (b) The initial Servicer shall not (i) convey, transfer or lease substantially all of its assets as an entirety to any Person, or (ii) merge or consolidate with another Person, unless (A) either the initial Servicer is the survivor or such Person or the merged or consolidated entity acquires substantially all the assets of the initial Servicer as an entirety, has adequate servicing skills and personnel, is substantially involved in the equipment financing lease business and executes and delivers to the Issuer, the Majority Holders and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuer, the Majority Holders and the Indenture Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant, condition and obligation to be performed or observed by the initial Servicer under this Agreement and (B) no Servicer Default or Servicer Event of Default has occurred and is continuing. The initial Servicer shall provide prompt written notice of such event to the Rating Agencies and shall provide to the Indenture Trustee, for the benefit of the Noteholders, an Opinion of Counsel confirming the enforceability of such assumption agreement.

         SECTION 5.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

         Except as provided in Section 5.01 hereof, none of the officers, directors, employees or agents of the Servicer shall have any liability for any action taken or refrained from having been taken in its capacity as Servicer pursuant to this Agreement; provided that this provision shall not protect any such person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence (which includes negligence with respect to the duties of the Servicer explicitly set forth in this Agreement) in the performance of its duties hereunder; provided, however, that this provision shall not protect the Servicer against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. Any officer, director, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matters arising hereunder. No implied covenants or obligations shall be read into this Agreement against the Servicer. In the event the Servicer performs any activities beyond the requirements of this Agreement, the Servicer may but shall not be required to perform such activities in the future.

         SECTION 5.04 THE SERVICER NOT TO RESIGN.

         (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon a determination by its Board of Directors that by reason of change in applicable legal requirements, with which the Servicer cannot reasonably comply, the continued performance by the Servicer of its duties under this Agreement would cause it to be in violation of such legal requirements, said determination is to be evidenced by a resolution from its Board of Directors to such effect, accompanied by an Opinion of Counsel to such effect and reasonably satisfactory to the Indenture Trustee and the Majority Holders.

         (b) No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder.

         (c) Except as provided in Sections 5.02 and 6.01 hereof, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 8.01 hereof, and shall survive the exercise by the Issuer or the Indenture Trustee of any right or remedy under this Agreement, or the enforcement by the Issuer, the Indenture Trustee or any Noteholder of any provision of the Notes or this Agreement.


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
                                    ARTICLE 6

                              SERVICING TERMINATION


         SECTION 6.01 SERVICER EVENTS OF DEFAULT.

         (a) Any of the following acts or occurrences shall constitute a Servicer Event of Default:

                  (i) Any failure by the Servicer to deliver to the Indenture Trustee for payment to Noteholders any collections on Receivables or any other proceeds or payments in respect of the Trust Estate and required to be so delivered under the terms of the Indenture and this Agreement that continues unremedied until 10:00 a.m. (Central time) on the Business Day following the date such remittance is required; provided that, if such failure is caused by circumstances beyond the Servicer's control, no Servicer Event of Default will be deemed to have occurred unless such failure continues unremedied until the third Business Day following the date such proceeds or payments were required to be so delivered; provided further that the Indenture Trustee, upon receiving actual knowledge of such failure, shall give the Servicer prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default); or

                  (ii) Any failure by the Servicer to deliver a Monthly Servicer's Report pursuant to Section 4.01 hereof that continues unremedied until 10:00 a.m. (Central time) the following Business Day; provided that if the Servicer has not delivered the Monthly Servicer's Report by 12:00 noon (Central time) on the Determination Date, the Indenture Trustee shall give the Servicer notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

                  (iii) Any failure by the Servicer to make a Servicer Advance when required pursuant to Section 3.04 hereof or to deposit in the Collection Account when required any Purchase Price received by it that continues unremedied until 10:00 a.m. (Central time) the following Business Day; provided that if the Servicer has not made such Servicer Advance or deposited such Purchase Price in the Collection Account received by it by 12:00 noon (Central time) on related Determination Date and the Indenture Trustee has received written notification from the Servicer by way of the Monthly Servicer's Report or otherwise that such Servicer Advance or Purchase Price is to be paid, the Indenture Trustee shall give the Servicer prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

                  (iv) Any failure on the part of the Servicer in its capacity as such duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the Indenture, as the case may be, or if any representation or warranty of the Servicer set forth in Section 2.01 of this Agreement and in the other Transaction Documents to which the Servicer is a party shall prove to be incorrect, which failure or breach (A) in the case of any such representation or warranty, materially and adversely affects the interest or rights of the Indenture Trustee or the Noteholders and (B) continues unremedied for a period of 30 days after the earlier of (x) the date on which the Servicer becomes aware of such failure or breach and (y) written notice of such failure or breach, requiring the situation giving rise to such breach or non-conformity to be remedied, shall have been given to a Servicing Officer of the Servicer by the Indenture Trustee, the Majority Holders, the Issuer or the Back-up Servicer; or

                  (v) (A) Any assignment or delegation by the Servicer of its duties or rights under the Indenture or this Agreement, except as specifically permitted thereunder or hereunder, or any attempt to make such an assignment; or (B) without the prior written consent of the Majority Holders, any "person" or "group" (as such terms are used in subsections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) other than one or both of the Key Employees is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 100% of the then outstanding voting capital stock of the Servicer; or

                  (vi) The entry of a decree or order for relief by a court having jurisdiction in respect of the Servicer or a petition against the Servicer in an involuntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy insolvency or similar law, or appointing a conservator, receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Servicer for any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (vii) The commencement by the Servicer of a voluntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Servicer to the appointment of or taking possession by a conservator, receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities, bankruptcy or similar proceedings of or relating to the Servicer or relating to a substantial part of its property, or the making by the Servicer of an assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due or if the Servicer shall admit in writing its inability to pay its debts as they become due, or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

                  (viii) the occurrence of a Trigger Event.

         (b) If a Servicer Event of Default occurs, the Indenture Trustee shall, at the direction of the Majority Holders, by notice (the "Servicer Termination Notice") then given in writing to the Servicer and the Back-up Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Agreement.

         (c) Upon the receipt by the Servicer of a Servicer Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Contracts or otherwise, shall pass to and be vested in the successor Servicer appointed pursuant to Section 6.02 hereof, and, without limitation, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer of the Contracts and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee, the Back-up Servicer and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account or thereafter received with respect to any of the Contracts. To assist the successor Servicer in enforcing all rights under the Contracts and the Insurance Polices to the extent they relate to the Contracts, the outgoing Servicer, at its own expense, shall transfer its records (electronic and otherwise) relating to such Contracts to the successor Servicer in such form as the successor Servicer may reasonably request and shall transfer the related Contracts and Contract Files (to the extent not held by the Indenture Trustee) or the servicing copies thereof maintained by the outgoing Servicer, and all other records, correspondence and documents relating to the Contracts that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive reimbursements for any unreimbursed Servicer Advance made during the period prior to the delivery of a Servicer Termination Notice pursuant to this Section
6.01 which terminates the obligations and right of the Servicer under this Agreement.

         SECTION 6.02 BACK-UP SERVICER TO ACT; TAKING OF BIDS; APPOINTMENT OF SUCCESSOR SERVICER.

         (a)(i) Except as provided in Section 6.02(d) hereof, on and after the time the Servicer resigns pursuant to Section 5.04 hereof or receives a Servicer Termination Notice pursuant to Section 6.01(b) or (c) hereof, the Back-up Servicer shall, unless prevented by law, automatically and without further action succeed to the rights and obligations of the successor Servicer hereunder. If the Back-up Servicer cannot serve as successor Servicer, the Indenture Trustee shall appoint a successor Servicer acceptable to it and the Majority Holders.

         (ii) The successor Servicer shall, upon the execution of a written agreement to be bound by all of the provisions of this Agreement, be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided that the successor Servicer (x) shall not be required to make any Servicer Advance and
(y) shall not be liable for any acts or omissions of the outgoing Servicer or for any breach by the outgoing Servicer of any of its representations and warranties contained herein or in any related document or agreement; and provided, further, that such successor Servicer shall provide financial and other information consistent with the provisions of Section 4.02 hereof. With the prior written consent of the Majority Holders (which consent shall not be unreasonably withheld), the successor Servicer may subcontract with another Person to act as subservicer so long as the successor Servicer remains fully responsible and accountable for performance of all obligations of the Servicer on and after the time the Servicer receives the Servicer Termination Notice. The successor Servicer shall be entitled to the Servicer Fee and any Additional Servicer Fee, subject to the taking of bids as described in subsection (b) below.

         (b) Solely for purposes of establishing the fee to be paid to the successor Servicer, upon receipt of a Servicer Termination Notice, the Back-up Servicer shall solicit written bids, with a copy to each Noteholder (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three Persons experienced in the servicing of contracts similar to the Contracts and that are not affiliates of the Indenture Trustee, the Back-up Servicer, the Servicer or the Issuer and are reasonably acceptable to the Majority Holders. The Issuer may also solicit additional bids from other such entities. Any such written solicitation shall prominently indicate that bids should specify any applicable subservicing fees required to be paid from the Servicer Fee and that any fees and transfer costs in excess of the Servicer Fee shall be paid only pursuant to Section 12.02(d)(vii) of the Indenture as the Additional Servicer Fee. The successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 12.02(d)(i) (up to the Servicer Fee) and Section 12.02(d)(vii) (up to any Additional Servicer Fee and any Transition Costs in excess of those reimbursed at a higher priority) of the Indenture, receive as compensation therefor a fee equal to the fee proposed in the bid so solicited which provides for the lowest combination of servicer fee and transition costs, as reasonably determined by the Majority Holders.

         (c) The Servicer, the Back-up Servicer, the Issuer, the Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Back-up Servicer (or any other Person if such Person has previously reimbursed the Back-up Servicer) shall be reimbursed for Transition Costs, if any, incurred in connection with the assumption of responsibilities of the successor Servicer, upon receipt of documentation of such costs and expenses and in accordance with Section 12.02(d)(iii) of the Indenture. The Back-up Servicer shall have no claim against the Issuer or the Trust Estate for any costs and expenses incurred in effecting such succession except for amounts specified in the definition of "Transition Costs" incurred by it in becoming the successor Servicer.

         SECTION 6.03 NOTIFICATION TO NOTEHOLDERS.

         The Servicer shall promptly notify the Back-up Servicer, each Noteholder, the Issuer, the Rating Agencies and the Indenture Trustee of any Servicer Event of Default upon actual knowledge thereof by a Servicing Officer. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article 6, the Indenture Trustee shall give prompt written notice thereof to the Rating Agencies.

         SECTION 6.04 WAIVER OF PAST DEFAULTS.

         The Indenture Trustee shall, at the direction of the Majority Holders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, other than a default with respect to required deposits and payments in accordance with Article 3 or a default of the type set forth in clause (vi) or (vii) of Section 6.01(a) hereof, which waiver shall require the consent of each Noteholder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived. The Indenture Trustee shall provide to the Rating Agencies notification of any such waiver.

         Notwithstanding anything contained in this Agreement to the contrary, absent written notice detailing specific Errors (as defined below) or other deficiencies, Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as successor Servicer, is authorized to accept and rely on all accounting, records (including computer records) and work product of the prior Servicer relating to the Contracts (collectively, the "Predecessor Servicer Work Product") without any audit or other examination thereof, and Wells Fargo shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, commission or incorrect or nonstandard practice or procedure (collectively, "Errors") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to Wells Fargo making or continuing any Errors (collectively, "Continued Errors"), Wells Fargo shall have no duty, responsibility, obligation or liability to perform servicing or for such Continued Errors; provided, however, that Wells Fargo agrees to use its best efforts to prevent further Continued Errors. In the event that Wells Fargo becomes aware of Errors or Continued Errors, Wells Fargo shall use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. Wells Fargo shall be entitled to recover its costs thereby expended in accordance with Sections 6.08, Clause Third, and Section 12.02(d)(viii) of the Indenture, as applicable.

         SECTION 6.05 EFFECTS OF TERMINATION OF SERVICER.

         (a) Upon the appointment of the successor Servicer, the predecessor Servicer shall remit to the successor Servicer any Scheduled Payments and any other payments, proceeds or other amounts that it may receive pursuant to any Contract or otherwise after such date of appointment.

         (b) After the delivery of a Servicer Termination Notice, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, enforcement, custody or collection of the Contracts and the successor Servicer shall have all of such obligations, except that the outgoing Servicer shall cooperate in effecting the transition of Servicing to the successor Servicer as described in Sections 6.01 and 6.02 hereof and shall transmit or cause to be transmitted directly to the successor Servicer, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts, together with any standard pleading forms used in the enforcement of Defaulted Contracts, a list of counsel used by such predecessor Servicer in bringing collection actions and a list of collection actions currently in progress. The outgoing Servicer's indemnification obligations pursuant to Section 5.01 hereof will survive the termination of the Servicer but shall not extend to any acts or omissions of a successor Servicer.

         SECTION 6.06 NO EFFECT ON OTHER PARTIES.

         Upon any termination of the rights and powers of the Servicer pursuant to Section 6.01 hereof, or upon any appointment of a successor Servicer, all the rights, powers, duties and obligations of the other parties under this Agreement, the Indenture and the Contract Acquisition Agreement shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter.

                                    ARTICLE 7

                              THE BACK-UP SERVICER


         SECTION 7.01 REPRESENTATIONS OF BACK-UP SERVICER.

         The Back-up Servicer makes the following representations and warranties:

         (a) The Back-up Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

         (b) The Back-up Servicer has the power and authority to execute and deliver this Agreement and the Indenture and to perform its obligations under each of the foregoing, and the execution, delivery, and performance of this Agreement and the Indenture has been duly authorized by the Back-up Servicer by all necessary corporate action.

         (c) Assuming the due authorization, execution and delivery by each other party thereto, each of this Agreement and the Indenture constitutes the legal, valid, and binding obligation of the Back-up Servicer enforceable in accordance with its respective terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, conservatorship, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

         (d) The consummation of the transactions contemplated by this Agreement and the Indenture and the fulfillment of the terms hereof and thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Back-up Servicer, or any indenture, agreement, or other instrument to which the Back-up Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to the Back-up Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties.

         (e) There are no proceedings or investigations pending or, to the Back-up Servicer's knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties (i) asserting the invalidity of this Agreement or the Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Indenture, or (iii) seeking any determination or ruling that might materially adversely affect the performance by the Back-up Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Indenture.

         SECTION 7.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, BACK-UP SERVICER.

         Any Person (i) into which the Back-up Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-up Servicer hereunder, shall be the successor to the Back-up Servicer under this Agreement without any further act on the part of any of the parties to this Agreement. In the event that the resulting entity does not meet the eligibility requirements for the Indenture Trustee set forth in the Indenture, the Back-up Servicer, upon the written request of the Majority Holders, shall resign from its obligations and duties under this Agreement.

         SECTION 7.03 BACK-UP SERVICER RESIGNATION.

         The Back-up Servicer shall not resign from its obligations and duties under this Agreement or the Indenture except (i) as provided in Section 7.02 above, or (ii) upon a determination that the performance of its duties shall no longer be permissible under applicable law (any such determination permitting the resignation of the Back-up Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Issuer and the Majority Holders). Upon the Back-up Servicer's resignation or termination pursuant to Section 7.02 hereof or this Section 7.03, notice thereof shall be provided to the Rating Agencies and the Majority Holders, and the Back-up Servicer shall comply with the provisions of this Agreement until the acceptance of a successor Back-up Servicer.

         SECTION 7.04 OVERSIGHT OF SERVICING.

         (a) Prior to each Payment Date, the Back-up Servicer shall review the Monthly Servicer's Report related thereto and shall determine the following:

                  (i) that such Monthly Servicer's Report is complete on its face; and

                  (ii) that the amounts credited to and withdrawn from the Collection Account and the Cash Collateral Account and the balance of such accounts, as set forth in the records of the Back-up Servicer, are the same as the corresponding amounts set forth in the Monthly Servicer's Report.

         (b) The Back-up Servicer shall, within 30 days of the receipt thereof, load the Computer Tape received from the Servicer pursuant to Section 4.01 hereof, verify such Computer Tape is in readable form and shall recalculate and confirm the following:

                  (i) the Aggregate DCB as of the most recent Calculation Date; and

                  (ii) the Principal Distribution Amount for each Outstanding Series of Notes as of the most recent Payment Date.

         In addition, the Back-up Servicer shall confirm that the items set forth in the Monthly Servicer's Report, other than the items listed in the section entitled "Deposits by or on behalf of the Servicer" are accurate based solely on a comparison to the Computer Tape referred to above.

         (c) In the event of any discrepancy between the information set forth in subparagraphs (a) and (b) as reported by the Servicer from that determined or calculated by the Back-up Servicer, the Back-up Servicer shall promptly notify the Servicer and the Indenture Trustee of such discrepancy. If within 30 days of such notice being provided to the Servicer, the Back-up Servicer and the Servicer are unable to resolve such discrepancy, the Back-up Servicer shall promptly notify the Rating Agencies and the Noteholders of such discrepancy.

         (d) Based solely on the information included in the Series Contract Schedule delivered on each Acquisition Date and the Computer Tapes provided each Payment Date thereafter, the Back-up Servicer shall determine that any Additional Contracts satisfy the criterion set forth in Section 3.04(b) of the Contract Acquisition Agreement and that the acquisition of such Additional Contracts does not violate the Concentration Limits set forth therein.

         (e) The Back-up Servicer shall make a site visit to the offices of the Servicer on an annual basis if the Back-up Servicer in its sole discretion determines that such a site visit is necessary, advisable or convenient for the purpose of reviewing the operations of the Servicer. The reasonable out-of-pocket costs and expenses of the Back-up Servicer incurred in connection with this Agreement, including without limitation the site visit referred to in the preceding sentence, shall be reimbursed to the Back-up Servicer by the Servicer.

         (f) Other than as specifically set forth in this Agreement, the Back-up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

         (g) The Back-up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-up Servicer's obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer under Section 6.02 hereof.

         SECTION 7.05 BACK-UP SERVICER COMPENSATION.

         As compensation for the performance of its obligations as Back-up Servicer under this Agreement, the Back-up Servicer shall be entitled to receive a portion of the Account Administration Fee as provided in the Indenture. In connection with any transfer of the servicing obligations to a successor Servicer in accordance with Section 6.02 hereof, the Back-up Servicer shall be entitled to reimbursement of Transition Costs as provided therein and in the Indenture.

         SECTION 7.06 DUTIES AND RESPONSIBILITIES.

         (a) The Back-up Servicer shall perform only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Back-up Servicer.

         (b) In the absence of bad faith or negligence on its part, the Back-up Servicer may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer's Certificates or Opinions of Counsel furnished to the Back-up Servicer and conforming to the requirements of this Agreement and the Indenture; but in the case of any such Officer's Certificates or Opinions of Counsel, which by any provision hereof are specifically required to be furnished to the Back-up Servicer, the Back-up Servicer shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS


         SECTION 8.01 TERMINATION.

         (a) Except with respect to a particular party under Sections 5.01, 5.04, 6.01, 7.02 or 7.03 hereof, the respective duties and obligations of the Servicer, the Issuer, the Back-up Servicer and the Indenture Trustee created by this Agreement shall terminate upon the discharge of the Indenture in accordance with its terms. Upon the termination of this Agreement pursuant to this Section 8.01(a), the Servicer shall pay all monies with respect to the Contract Assets held by the Servicer and to which the Servicer is not entitled to or upon the order of the Issuer.

         (b) This Agreement shall not be automatically terminated as a result of an Event of Default under the Indenture or any action taken by the Indenture Trustee thereafter with respect thereto, and any liquidation or preservation of the Trust Estate by the Indenture Trustee thereafter shall be subject to the rights of the Servicer to service the Contracts and the Receivables and to collect servicing compensation as provided hereunder and under the Indenture.

         SECTION 8.02 AMENDMENTS.

         (a) Subject to paragraph (b) of this Section 8.02, this Agreement may be amended from time to time by the Issuer, the Servicer, the Back-up Servicer and the Indenture Trustee, to cure any ambiguity or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, as the case may be.

         (b) The provisions of this Agreement may be waived from time to time and this Agreement may be amended from time to time by the Issuer, the Servicer and the Back-up Servicer, with the written consent of the Indenture Trustee and the Majority Holders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided that no such amendment or waiver shall, without the consent of each Noteholder affected thereby, (i) alter the priorities with which any allocation of funds shall be made under this Agreement, (ii) permit the creation of any Lien on the Trust Estate (other than the Lien of the Indenture) or any portion thereof or deprive any such Noteholder of the benefit of this Agreement with respect to the Trust Estate or any portion thereof, (iii) modify this Section 8.02 or (iv) modify any of the items referred to in clauses (i) through (viii) of Section
9.02 (a) of the Indenture.

         (c) Promptly upon the execution of any amendment, the Servicer shall send to the Indenture Trustee, each Holder of the Notes and each Rating Agency a conformed copy of each such amendment.

         (d) Any amendment or modification effected contrary to the provisions of this Section 8.02 shall be void.

         (e) The manner of obtaining any consents from the Noteholders and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

         (f) If any party to this Agreement is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Majority Holders representing at least 51% in Outstanding Principal Amount of all Notes of all Series shall be sufficient to effect such amendment without such party's signature; provided, however, that no such amendment shall impose on the party that is unable to provide a signature any obligation or liability in excess of what is then currently imposed hereunder prior to such amendment.

         (g) If any party to this Agreement is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Majority Holders shall be sufficient to effect such amendment without such party's signature; provided, however, that no such amendment shall impose on the party that is unable to provide a signature any obligation or liability in excess of what is then currently imposed hereunder prior to such amendment.

         SECTION 8.03 GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A STATE OTHER THAN NEW YORK.

         SECTION 8.04 NOTICES.

         All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, and addressed, in each case as follows: (a) if to the Issuer, at 950 Winter Street, Suite 4100C, Waltham, Massachusetts 02451; (b) if to the Servicer, at 950 Winter Street, Suite 4100, Waltham, Massachusetts 02451; (d) if to the Indenture Trustee or the Back-up Servicer, at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/Asset-Backed Administration; or (e) if to the Noteholders, at the respective address set forth on the Note Register. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

         SECTION 8.05 SEVERABILITY OF PROVISIONS.

         If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants and provisions of this Agreement, and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Indenture Trustee or any Noteholder. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

         SECTION 8.06 BINDING EFFECT.

         All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholders. This Agreement may not be modified except in accordance with Section 8.02 hereof.

         SECTION 8.07 ARTICLE HEADINGS AND CAPTIONS.

         The article headings and captions in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 8.08 LEGAL HOLIDAYS.

         In any case in which the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, then (notwithstanding any other provision of this Agreement) such action, document delivery or payment need not be taken or made on such date, but may be taken or made on the next succeeding Business Day with the same force and effect as if taken or made on the nominal date of any such action, document delivery or payment and, assuming such action, document delivery or payment is actually taken or made on such subsequent Business Day, such action, document delivery or payment shall be deemed made on the nominal date and no additional interest shall accrue on any amount so paid for the period from and after any such nominal date.

         SECTION 8.09 ASSIGNMENT FOR SECURITY FOR THE NOTES.

         The Servicer and the Back-up Servicer acknowledge and agree that the Issuer will Grant to the Indenture Trustee all of the Issuer's rights under this Agreement. The Servicer and the Back-up Servicer consent to such Grant and further agree that all representations, warranties, covenants and agreements of the Servicer and the Back-up Servicer made herein shall also be for the benefit of and inure to the Indenture Trustee and all Holders from time to time of the Notes.

         SECTION 8.10 NO SERVICING ASSIGNMENT.

         Except as expressly provided in Sections 5.02, 5.04 and 8.09 hereof, neither this Agreement nor the duties and obligations of any party hereto may be assigned by the Issuer, the Servicer or the Back-up Servicer without the prior written consent of the Majority Holders.

         SECTION 8.11 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture by telecopier shall be as effective as delivery of manually executed counterpart of this Agreement.

         SECTION 8.12 ACKNOWLEDGMENT OF MULTIPLE ROLES.

         The parties expressly acknowledge and consent to Wells Fargo Bank Minnesota, National Association, acting in the possible dual capacity of Back-up Servicer or successor Servicer and in the capacity as Indenture Trustee. Wells Fargo Bank Minnesota, National Association, may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank Minnesota, National Association, in any of such capacities, of express duties set forth in this Agreement, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo Bank Minnesota, National Association.

         SECTION 8.13 CONSENT TO JURISDICTION.

         (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against or by it in connection with this Agreement or for recognition or enforcement of any judgment relating thereto, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties agree that a final nonappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

         (b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other jurisdiction which may be called upon to grant an enforcement of such judgment.

         (c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in herein or in the other Transaction Documents. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.

         (d) Nothing contained in this Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to its rights under other agreements or against any other party or its properties in the courts of any jurisdiction.

         IN WITNESS WHEREOF, the Issuer, the Servicer, the Indenture Trustee and the Back-up Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                MFI FINANCE II, LLC, as Issuer



                                By:
                                     -------------------------------------
                                Name:
                                Title:

                                MICROFINANCIAL INCORPORATED,
                                as Servicer


                                By:
                                     -------------------------------------
                                Name:
                                Title:


                                WELLS FARGO BANK MINNESOTA,
                                NATIONAL ASSOCIATION, as Indenture
                                Trustee and as Back-up Servicer


                                By:
                                     -------------------------------------
                                Name:
                                Title:

                                    EXHIBIT A

                        Form of Monthly Servicer's Report


                                 [see attached]

                                    EXHIBIT B

                  Form of Agreement Regarding Operating Account


                                 [see attached]

                                    EXHIBIT C

                        Form of Blocked Account Agreement





                                                              [Date]


Wells Fargo Bank Minnesota, National Association, as Indenture Trustee 6th Street & Marquette Avenue
MAC N9311-161
Minneapolis, MN  55479

Ladies and Gentlemen:

         1. Acknowledgment of Trustee's Relationship. [Bank] (herein the "Bank") has been advised that you (the "Trustee") have entered into that certain Indenture (the "Indenture"), dated as of [], 2001, with MFI Finance II, LLC (the "Issuer") and MicroFinancial Incorporated, as Servicer (the "Servicer"), and that in connection with such Indenture, (a) the Issuer has granted a security interest to you in, among other things, certain payments and accounts of Issuer arising out of leases and other financing agreements (the "Securitization Collateral"); (b) that you have agreed under such Indenture that certain of the remittances and credits with respect to such Collateral will be processed through Automated Clearing House ("ACH") credits in your favor and deposited into a special account maintained by Leasecomm Corporation ("Leasecomm"), a wholly owned subsidiary of the Servicer, with the Bank; (c) pursuant to a Servicing Agreement, dated as of [], 2001, entered into by and among the Servicer, the Issuer and you, the Servicer is responsible for servicing the Collateral, including processing the ACH credits; provided that, the Servicer's right to make ACH entries with respect to the Collateral and to make withdrawals from the special account is limited as subsequently provided in this letter.

         2. Blocked Account; Deposits to Blocked Account. The Servicer and Bank hereby confirm to you that a special bank account (the "Blocked Account"), having account number ______________, has been established by the Servicer with the Bank. The Servicer is permitted to make withdrawals from the Blocked Account with respect to the Securitization Collateral upon the terms and conditions provided herein.

         3. Acknowledgment and Consent. Bank hereby acknowledges and consents to the assignment to you of all the Servicer's right to control the Blocked Account and all monies from the Collateral credited from time to time into the Blocked Account. It is specifically agreed and acknowledged by you and the Servicer that
(i) Bank is not in privity with the Trustee and Bank shall have no duty of inquiry, or otherwise be obligated to act or refrain from acting, except as specifically provided herein in connection with the Blocked Account and (ii) these funds transfer transactions will be subject to and governed by the terms of this Agreement and the ACH Agreement, dated as of [________], by and between the Bank and Leasecomm.

         4. Withdrawals Prior to Trustee's Notice. Unless and until written notice is actually received by Bank pursuant to Paragraph 6 of this Agreement, entries and withdrawals from the Blocked Account, and all other transactions of whatever type, nature and extent in connection with the ACH Agreement and Blocked Account shall be freely conducted by the Servicer.

         5. Wire Transfers. On each Business Day, the Bank will wire transfer to the Collection Account all amounts on deposit in the Blocked Account that are no longer provisional.

         6. Notice of Block and Trustee Demand for Funds. Under the Indenture and the Servicing Agreement, you have the right, upon the occurrence of certain events, to take over control of the Blocked Account and to process credits with respect to the Collateral. You shall notify the Bank and the Servicer of the exercise of such rights by delivery to the Bank and the Servicer of a written notice and certifying therein that under the terms of the Indenture and the Servicing Agreement that you are authorized to deliver the notice, such notice to be actually received by the Bank in a time and manner permitting the Bank a reasonable opportunity to act thereon. Such notice can include your demand for the transfer of all funds, credits and property in the Blocked Account relating to the Collateral pursuant to which demand Bank is expressly authorized and directed by the Servicer to thereafter (i) permit you as Servicer's designee, with full authority to act in the Servicer's name, to make entries and otherwise transact business relating to the Collateral and make transfers therefrom to the Blocked Account or such other account as you shall specify and (ii) to transfer deposits, credits and/or property in the Blocked Account or made with respect to Collateral to yourself or to any other party on an ongoing basis. Bank agrees to act pursuant to such notice, and to accept further instructions from you as if the same were issued by the Servicer.

         7. Charges and Right of Setoff. Bank agrees that it will not exercise or claim any right of setoff derived from a claim against the Servicer against the funds or other property in the Blocked Account, and Bank waives and releases to you any right or claim which it may have in any of the funds, credits or other property at any time deposited or to be deposited in the Blocked Account.

         8. Statements. All account statements, if any, generated by the Bank in connection with the Blocked Account shall be sent directly to the Servicer in keeping with the Bank's usual procedures. However, you are authorized to obtain confirmation from Bank at any time concerning the status of the Blocked Account or the balance thereof. Bank is also authorized to provide to you, upon your written request, copies of statements, entries, deposits or other information as processed through or with respect to the Blocked Account, subject to Bank's fee schedules and service availability.

         9. Reimbursement to Bank. The Bank shall charge back to the Blocked Account the amount of any check or other instrument of whatever nature ("check") deposited into the Blocked Account which is returned to the Bank unpaid for any reason whatsoever, including, without limitation, "insufficient funds," "uncollected funds" or otherwise returned for reasons of forgery, alteration, improper or unauthorized endorsement, lack of good title or any other defect for which the Servicer may be liable to Bank at law or in equity. The debit advice for any such returned check will be sent by Bank to the Servicer. If at any time prior to delivery of notice by the Trustee pursuant to Section 6 hereof, the Blocked Account is insufficient to reimburse the Bank, the Servicer agrees to promptly reimburse the Bank accordingly. However, the Servicer's obligations shall not exceed the amounts paid to you or your designated third party by Bank. It is understood and agreed that Bank's transfer, to you or your designee, of funds which are subject to collection, if made in accordance with Bank's normal practices and procedures and ordinary banking practices, shall not be deemed to arise out of gross negligence or willful misconduct.

         10. Effect of Legal Process. The Bank agrees to provide you and the Servicer with notice of the service of any levies, restraining notices, court order, or other or similar legal process against the Servicer so that you or the Servicer may have an opportunity within the required time in keeping with applicable law to apply for relief from such process to the appropriate court, agency or other applicable party. Bank shall have no obligation to undertake the defense or to retain counsel to challenge any process served upon Bank.

         11. Indemnity. The Servicer agrees at its sole cost and expense to defend, indemnify and hold the Bank harmless against all suits, proceedings, claims, demands, losses, damages, expenses, fees, including legal fees, of every nature and character that may be necessarily incurred, suffered or assessed against the Bank arising out of the Bank's acting in accordance with this Agreement (excepting those arising out of Bank's gross negli-gence or willful misconduct) (a "Loss") and provided that Bank shall give reasonable prompt notice to the Servicer of its claim for indemnity hereunder and the circumstances giving rise to such Loss. The Servicer shall have the right to retain counsel of its choice to represent Bank, provided such choice is reasonably satisfactory to Bank.

         12. Termination. No party may amend or modify this Agreement without the express written consent of the other parties. The parties hereto may terminate this Agreement at any time upon giving at least 30 days' prior written notice to the other parties. This Agreement shall automatically terminate upon termination of the Servicing Agreement and discharge of all amounts due under the Indenture. Any funds, credits, uncollected checks or other instruments or property remaining in the Blocked Account or with respect to the Collateral will be transferred upon termination in accordance with the provisions of this Agreement and no further credits or deposits with respect to the Collateral will be made into the Blocked Account.

         13. Notice. Any notice hereunder shall be in writing and shall be delivered in person, by telegram or by United States first class mail, postage prepaid, and addressed:

                  (i) if to Bank, at [], Attn: [];

                  (ii) if to Wells Fargo Bank Minnesota, National Association, at Sixth Street and Marquette Avenue MAC N9311-161, Minneapolis, Minnesota 55479, Attn: Corporate Trust Services/Asset-Backed Administration;

                  (iii) if to the Servicer, at 950 Winter Street, Suite 4100, Waltham, MA 02451, Attn: President; and

                  (iv) to any party at any other address as such party may, by notice as herein provided, received by the others, designate as its address for all notices under this Agreement.

         14. No Waiver; Section Headings. The failure of any party herein to enforce any rights it has under this Agreement against any other party at any time shall not be deemed a waiver of its right to enforce such rights at any other or future time. The section headings herein are for convenience only and do not defend, limit or construe the contents of such sections.

                                  Very truly yours,

                                  [BANK]



                                  By: _____________________________
                                  Name: ___________________________
                                  Title: __________________________


                                  MICROFINANCIAL INCORPORATED,
                                  as Servicer


                                  By: _____________________________
                                  Name: ___________________________
                                  Title: __________________________


Accepted and Agreed to:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Indenture Trustee

By: _____________________________
Name: ___________________________
Title: __________________________

                                    EXHIBIT D

                             Agreed Upon Procedures

     (Can be changed with mutual agreement of Majority Holders and Servicer)

         1. The Independent Accountant will determine the aggregate amount of all collections received by the Servicer during three Due Periods selected by Independent Accountant per year (each such Due Period referred to herein as a "Review Period"). Such amounts will be compared against the amounts specified in the Monthly Servicer's Reports and to the aggregate amount of collections indicated on the Servicer's or the Issuer's automated lease accounting systems or a "tape" derived from the lease accounting system ("Lease Accounting Systems") noting any exceptions. Independent Accountant will review and recalculate Monthly Servicer's Report for accuracy.

         2. Independent Accountant will select to perform these procedures on a total of 50 individual cash receipts posted to the Collection Account during the Review Periods (each such cash receipt being a "Selected Receipt"). Using information contained on a copy of the check or in computer records (in the case of payments made through ACH) and the remittance advice relating to such Selected Receipts, the Independent Accountant will determine the amount of contract payments included in each such Selected Receipt. Such amounts will be compared against the amounts reflected on the Lease Accounting Systems noting any exceptions.

         3. For each of the Selected Receipts, the Independent Accountant will compare the amount of the contract payment posted to the Lease Accounting Systems to the amount of the contract payment indicated in the relevant Contract and the Contract Files maintained by the Issuer or the Servicer, noting any exceptions. The Independent Accountant will verify that any related Servicing Charges in respect of sample Contracts are also being posted to the Collection Account.

         4. For any of the Selected Receipts which indicate a remittance of sales tax, the Independent Accountant will determine whether such sales tax remittances are included in a schedule prepared by the management of the Issuer or the Servicer (the "Management Schedule") detailing tax payments received by tax jurisdiction, noting any exceptions. Independent Accountant will also determine whether the sales tax remittance is included in the supporting schedules included in the applicable sales tax return, noting any exceptions. Independent Accountant will recalculate the summation amounts on three of the ten largest sales tax returns and additionally determine that the dates on the Issuer's or the Servicer's checks remitting payment to the respective states is within the required filing period.

         5. Independent Accountant will recalculate the interest expense by using (i) the outstanding principal balance of each Series of Notes at the beginning of one Review Period, (ii) the amount shown as the interest due for such Series with respect to the Payment Date relating to such Review Period. The amount of interest expenses so recalculated will be compared against the information provided in the Monthly Servicer's Reports noting any exceptions. Independent Accountant will compare the stated outstanding principal amounts of each series of Notes as set forth in the related Monthly Servicer's Report and confirm with Indenture Trustee's records.

         6. Independent Accountant will confirm the amount of early pay-offs received during each Review Period and whether such payoffs are at least equal to the then Discounted Contract Balance using information contained in the relevant Monthly Servicer's Reports.

         7. Management Schedule will include a list of all early pay-off Contracts during each of the Review Periods. Independent Accountant will select a total of five Contracts listed as "early pay-offs" from the Management Schedule. For each Contract so selected, Independent Accountant will compare the amount deposited into the Collection Account in respect of such Contract with the amount of early pay-off specified in the Management Schedule, noting any exceptions.

         8. Using the dates reflected on the copy of the check (or top portion of the check) or in computer records (in the case of payments made through ACH) and remittance advice, Independent Accountant will determine if the respective Selected Receipt posting or effective date related to the underlying contract transaction in the Lease Accounting Systems is the same month as reflected on the copy of the check (or top portion of the check) or in computer records (in the case of payments made through ACH) and the remittance advice noting any exceptions.

         9. Independent Accountant will compare the Discounted Contract Balance of each Contract which has become a Defaulted Contract during each Review Period, using information from the related Monthly Servicer's Reports, the Management Schedule and/or the Lease Accounting Systems, noting any exceptions.

         10. Using information contained in the bank reconciliation for the Collection Account. Independent Accountant will recalculate the amounts listed in the bank reconciliation and compare to Monthly Servicer's Report, noting any exceptions.

         11. The Independent Accountant will select one monthly bank reconciliation for the ACH Account and the Operating Account. Using information contained in the bank reconciliations, Independent Accountant will recalculate the amounts listed in the bank reconciliations and compare to Monthly Servicer's Report, and will verify that required cash sweeps pursuant to the Servicing Agreement are being done on a timely basis as required.

         12. Independent Accountant will verify whether the Servicer has procedures in place to monitor and make or cause to be made UCC financing or continuation statements, based on reasonable details provided by the Servicer.

         13. The Independent Accountant will determine the Aggregate Discounted Contract Balance of the Contracts as of the close of business on the last day of each Review Period and will compare such amount to the information indicated in the Lease Accounting Systems, noting any exceptions.

         14. The Independent Accountant will determine whether the Lease Accounting Systems correctly identifies the ownership interest of the Issuer in the related receivables for the Selected Receipts.

         15. The Independent Accountant will verify or recalculate the numeric information used in determining whether a Trigger Event or financial covenant violation exists as set forth in the Servicer's records and the related Monthly Servicer's Report.

         16. Independent Accountant will compare 50 Contracts by delinquency category against the information in the Lease Accounting Systems for accuracy.

         17. The Independent Accountant will compare the number of Contracts indicated in the related Monthly Servicer's Report against the information indicated in the Lease Accounting Systems.

         18. The Independent Accountant will compare the stated balances in the Collection Account and the Cash Collateral Account on the related Monthly Servicer's Reports against the information indicated in the related to bank statements and investment statements.

         19. The Independent Accountant will check the Monthly Servicer's Reports for adherence to the 10% substitution limit.


                                      D-2